As filed with the Securities and Exchange Commission on June 28, 1999

Registration No. 333-86497 ========================================================================

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSOCIATES FIRST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	06-0876639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
250 East Carpenter Freeway
Irving, Texas	75062-2729
(Address of principal executive offices)	(Zip Code)

ASSOCIATES FIRST CAPITAL CORPORATION

DISCOUNTED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Chester D. Longenecker, Esq.

Associates First Capital Corporation

250 East Carpenter Freeway

Irving, Texas 75062-2729

(972) 652-4000

(Name, address and telephone number, including area code, of agent for service)

Associates First Capital Corporation ("Associates") filed its registration statement on Form S-8 (No. 333-86497) with the Commission on September 3, 1999 (the "Registration Statement"), pursuant to which Associates registered 2,000,000 shares of its Class A Common Stock, par value $.01 per share, to be offered pursuant to the Associates First Capital Corporation Discounted Employee Stock Purchase Plan (the "Plan") and an indeterminate amount of interests to be offered or sold pursuant to the Plan. On December 3, 2000, Associates filed Post-Effective Amendment No. 1 to the Registration Statement (the "First Amendment") for the purpose of filing an amended document setting forth the terms of the Plan (the "Amended Plan Document"). The Amended Plan Document effected certain changes and incorporated additional provisions to the original plan document filed as Exhibit 4.1 to the Registration Statement to facilitate participation by certain employees of Associates and its subsidiaries under the laws of various foreign jurisdictions in which those employees live and work at such time as Associates makes the Plan available for participation by those employees.

After filing the First Amendment, Associates further amended the Amended Plan Document (as amended, the "Second Amended Plan Document") to avoid the possibility that certain provisions of the Plan might be deemed to violate applicable laws in certain foreign jurisdictions in which Associates and/or its subsidiaries do business. This Post-Effective Amendment No. 2 to the Registration Statement is being filed for the purpose of filing the Second Amended Plan Document, which is attached as Exhibit 4.1 hereto. The Second Amended Plan Document supersedes and replaces the Amended Plan Document in its entirety.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 28th day of June, 2000.

ASSOCIATES FIRST CAPITAL CORPORATION

By: /s/ Chester D. Longenecker
(Chester D. Longenecker)
Title: Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Keith W. Hughes* Keith W. Hughes	Chairman of the Board, Principal Executive Officer and Director	June 28, 2000
Roy A. Guthrie* Roy A. Guthrie	Senior Executive Vice President, Principal Financial Officer and Director	June 28, 2000
David J. Keller David J. Keller	Executive Vice President, Comptroller and Principal Accounting Officer	June 28, 2000
_____________ J. Carter Bacot	Director	June 28, 2000
_____________ Eric S. Dobkin	Director	June 28, 2000
William M. Isaac* William M. Isaac	Director	June 28, 2000
Judy Jolley Mohraz* Judy Jolley Mohraz	Director	June 28, 2000
H. James Toffey, Jr.* H. James Toffey, Jr.	Director	June 28, 2000
Kenneth Whipple* Kenneth Whipple	Director	June 28, 2000

*By signing his name hereto, Chester D. Longenecker signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

By: /s/ Chester D. Longenecker
(Attorney-in-Fact)

INDEX TO EXHIBITS

Number	Exhibit	Sequential Page at Which Found Exhibit (or Incorporated by Reference)
4.1	Associates First Capital Corporation Discounted Employee Stock Purchase Plan
24	Power of Attorney for David J. Keller; Powers of Attorney for the remaining officers and directors executing this Post-Effective Amendment No. 2 were previously filed as Exhibit 24 to the registration statement on Form S-8 (No. 333-86497) filed with the Commission on September 3, 1999 and are incorporated herein by reference.